UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2006
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On June 22, 2006, the Company granted a total of 225,000 restricted shares of the Company’s common stock to three officers. The individual grants were as follows: Rebecca Irish, Chief Financial Officer, 125,000 shares; James E. Haifley, Executive Vice President, 50,000 shares; and, Cathy Sparling, Vice President of Administration, 50,000 shares. The granted shares vest ratably each quarter over four years, contain registration rights, are subject to acceleration upon certain events occurring and contingent upon continued employment through each vesting date. Pursuant to these agreements, 14,062 shares valued at $32,000 vested on June 22, 2006.
Item 3.02 Unregistered Sales of Equity Securities.
     See information reported in Item 1.01. The restricted stock grants are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving any public offering.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/S/ John E. Elliott II
John E. Elliott II

Its:	Chairman of the Board and Chief Executive Officer

Dated: June 28, 2006